Exhibit 99.3
Joint Filing Agreement
The undersigned each agree that (i) the statement on Schedule 13D relating to the Common Stock of Dune Energy, Inc., a Delaware corporation, has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: May 25, 2007	GOLDKING ENERGY HOLDINGS, L.P. By GEH GP, L.L.C.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Manager

Dated: May 25, 2007	GEH GP, L.L.C.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Manager

Dated: May 25, 2007	NATURAL GAS PARTNERS VII, L.P.
	By:	/s/ Kenneth A. Hersh
Kenneth A. Hersh
Authorized Member